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Item 99.1


                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Lafayette Community Bancorp (the "Company") on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David R. Zimmerman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ David R. Zimmerman
---------------------------
David R. Zimmerman
Chief Executive Officer
March 27, 2003


The foregoing certification is being furnished solely pursuant to 18 U.S.C.ss.1350 and not for any other purpose, and is subject to the knowledge standard contained in 18 U.S.C.ss.1350.